EXHIBIT 10.2
TERM NOTE

$10,705,882.35	Buffalo, New York December 23, 2009
FOR VALUE RECEIVED, the undersigned, ASTRONICS CORPORATION (“Borrower”) hereby unconditionally promises to pay to the order of HSBC BANK USA, NATIONAL ASSOCIATION (“Lender”), at the Commercial Banking Department Office of the Agent (as defined in the Credit Agreement as hereinafter defined) at One HSBC Center, Buffalo, New York 14203, or at Lender’s option, at such other place as may be designated from time to time by the Lender, the principal sum of Ten Million Seven Hundred Five Thousand Eight Hundred Eighty-Two and 35/100 Dollars ($10,705,882.35) in lawful money of the United States of America, in seventeen (17) consecutive quarterly installments of principal as follows: One (1) quarterly principal installment of $823,529.41 on January 1, 2010, followed by eleven (11) equal consecutive quarterly principal installments of $411,764.71 each commencing on April 1, 2010, and payable on the first day of each July, October, January and April thereafter, to and including October 1, 2012, followed by four (4) equal consecutive quarterly principal installments of $823,529.41 each payable on the first day of January, April, July and October in 2013, and one (1) final installment on January 30, 2014 in an amount equal to the then unpaid principal balance hereof, together with interest as provided below.
The Borrower further promises to pay interest on the unpaid principal amount hereof from time to time at the rates and on the dates determined in accordance with the provisions of an Amended and Restated Credit Agreement dated as of January 30, 2009 among the Borrower, HSBC Bank USA, National Association, as agent, for itself, the Lender, and the other lending institutions and issuing banks now or hereafter parties thereto, as the same has been and may hereafter be amended, supplemented, renewed, replaced or otherwise modified (“Credit Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.
After maturity, whether by acceleration or otherwise, this Note shall bear interest at a rate per annum equal to two percent (2%) plus the rate of interest otherwise applicable on this Note; provided, however, in no event shall the rate of interest on this Note exceed the maximum rate authorized by applicable law.
The holder hereof is authorized to inscribe on the schedule attached to this Note or any continuation thereof (“Schedule”) the amount of each repayment of principal, the amount and, the date of the continuation or conversion of any Libor Loan or ABR Loan, and the dates on which each Interest Period shall begin and end. Each entry on the Schedule shall be prima facie evidence of the facts so set forth. No failure by the holder to make, and no error by the holder in making, any inscription on the Schedule shall affect the undersigned’s obligation to repay the full principal amount advanced by the holder to or for the account of the undersigned or the undersigned’s obligation to pay interest thereon at the agreed upon rate.

If any installment of this Note is not paid when due, whether because such installment becomes due on a Saturday, Sunday or bank holiday or for any other reason, the Borrowers will pay interest thereon at the aforesaid rate until the date of actual receipt of such installment by the holder of this Note.
No failure by the holder hereof to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the holder of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the holder as herein specified are cumulative and not exclusive of any other rights or remedies which the holder may otherwise have.
No modification, rescission, waiver, release or amendment of any provision of this Note shall be made except by a written agreement subscribed by duly authorized officers of the Borrowers and the holder hereof.
This Note is a Term Note as referred to in the Credit Agreement, to which reference is hereby made with respect to interest rate provisions, mandatory and voluntary prepayment provisions, prepayment premiums, collateral and rights of acceleration of the principal hereof on the occurrence of certain events. This Term Note is given in substitution and replacement for, but not in payment of, a Term Note dated January 30, 2009 issued by the Borrower to the Lender in the face principal amount of $16,470,588.24.
Borrower hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Note.
Borrower agrees to pay all costs and expenses incurred by the holder in enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purpose, reasonable attorneys’ fees and expenses.
This Note shall be construed under, and governed by, the internal laws of the State of New York without regard to principles of conflicts of laws.

ASTRONICS CORPORATION

By:

David C. Burney
Vice President — Finance and Treasurer

SCHEDULE
LOANS, RATE OPTIONS AND PAYMENTS OF PRINCIPAL

AMOUNT OF
LOAN
	DATE LOAN	MADE,			AMOUNT OF	AGGREGATE
	MADE, CONTINUED	CONTINUED	INTEREST		PRINCIPAL	UNPAID	NOTATION
TYPE OF	OR	OR	PERIOD	DUE	PAID OR	PRINCIPAL	MADE BY
LOAN	CONVERTED	CONVERTED	DATES	DATE	PREPAID	BALANCE	AND DATE